UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2010

Baron Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-146627	26-0582528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3327 West Wadley, #3-267, Midland, Texas		79707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(432) 685-1307

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Baron Energy, Inc. (OTCBB:BROE) ("Company"), an independent oil and gas company, issued a press release on March 9, 2010 that it has signed a non-binding term sheet for up to a $10 million equity line with Kodiak Capital Group, LLC of New York City, facilitated by Starlight Investments, LLC ("Starlight"), a Houston based investment bank. Under the terms of the term sheet, Baron Energy may elect to receive as much as $10 million from Kodiak in common stock purchases over the next three years, subject to the parties entering into mutually acceptable investment agreements. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Company completed an acquisition, effective on February 22, 2010, of Esconde Resources, Inc. ("Esconde") and Permian Legend Petroleum, Inc., ("Permian" and together with Esconde, the "Acquired Entities") pursuant to an Agreement and Plan of Merger, dated February 19, 2010, by and among the Company, Pertex Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of the Company and the Acquired Entities (the "Merger Agreement").

As a result of the Merger Agreement, the Company assumed the following obligations:

(1) The obligations of Permian under that certain Loan Agreement by and between Permian and American State Bank of Odessa, Texas ("ASB") dated as of August 1, 2008, as amended ("Permian Loan Agreement"); and

(2) The obligations of Esconde under that certain First Modification and Amendment of Term Note executed by Esconde in favor of ASB dated December 15, 2009 ("Esconde Note" and together with the Permian Loan Agreement, the "Assumed Loan Documents").

On March 4, 2010 the Company received notice ("Default Notice") from ASB that the Company was in default of the Assumed Loan Documents because amounts were owed under each of the Assumed Loan Documents, which matured on March 1, 2010. Specifically, the Company was notified that $688,724.40 plus accrued interest was owing under the Permian Loan Agreement and $299,282.29 plus accrued interest was owing under the Esconde Note.

In the Default Notice, ABS notified the Company that if all amounts due, plus accrued interest, late charges and attorney's fees were not paid to ASB within 10 days receipt of the Default Notice, ASB would proceed to foreclose on (1) with respect to the Permian Loan Agreement, certain oil and gas properties located in Haskel, Jones, Nolan, Reagan, Runnels and Taylor County, Texas, and (2) with respect to the Esconde Note, certain oil and gas properties located in Borden, Garza and Scurry County, Texas. Moreover, ABS asserted that if the foreclosure process resulted in any deficiency, it would pursue a deficiency judgment against the Company.

Item 8.01 Other Events.

On March 9, 2010, the Company issued a press release announcing that it will present at the Southwest Investment Association Conference, Frisco, Texas, on Saturday, March 13, 2010. Mr. Ronnie Steinocher, President & CEO of Baron Energy will be presenting from 9:40 to 10:00 AM CST. Interested parties can listen to the presentation on the web at www.swiaconference.net and clicking on the video tab. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:
Exhibit Description
99.1 Press Release of Baron Energy, Inc. announcing the the term sheet with Kodiak Capital Group, LLC, dated March 10, 2010.
99.2 Press Release of Baron Energy, Inc. announcing presentation at the Southwest Investment Association Conference, dated March 9, 2010.

Forward-Looking Statements:

Certain statements contained herein and in the press releases that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of the words "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "potential," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov, including the Company's Annual Report on Form 10-K filed on October 29th, 2009. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baron Energy, Inc.

March 11, 2010	By:	Ronnie L. Steinocher

Name: Ronnie L. Steinocher
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Baron Energy, Inc. announcing the the term sheet with Kodiak Capital Group, LLC, dated March 10, 2010
99.2	Press Release of Baron Energy, Inc. announcing presentation at the Southwest Investment Association Conference, dated March 9, 2010